Exhibit 99.1
For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545
Unifi Announces First Quarter Results
          GREENSBORO, N.C. — October 27, 2010 — Unifi, Inc. (NYSE:UFI) today released preliminary operating results for its first quarter ended September 26, 2010. The Company reported net income for the current quarter of $10.2 million or $0.17 per share compared to net income of $2.5 million or $0.04 per share for the prior year first quarter ended September 27, 2009. The Company also reported net sales of $174 million for the current quarter, an increase of $31 million or 22% compared to net sales of $143 million for the prior year September quarter. Additional highlights for the current quarter include:
•	The Company continued to strengthen its balance sheet with the redemption of $15 million of its 11.5% Senior Secured Notes due 2014 (the “2014 Notes”);

•	The Company’s 34% interest in Parkdale America LLC contributed $8.6 million of earnings in equity affiliates, a $6.3 million increase from the prior year September quarter; and,

•	Adjusted earnings before income taxes, depreciation and amortization (adjusted EBITDA) were $18.4 million, a $3.3 million improvement over the prior year September quarter.
          Ron Smith, Chief Financial Officer for Unifi, said, “Business conditions in the September quarter were generally favorable across our largest end use segments, and we saw continued strength in overall volume. Results were also positively impacted by operational efficiency gains and improved domestic conversion margins. It is important to note that while the underlying results of Parkdale America were strong, approximately $4.3 million of the Company’s earnings in equity affiliates for the quarter is attributable to the timing of deferred revenue recognition by Parkdale America under the terms of the cotton rebate program.”
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Unifi Announces First Quarter Results — page 2
          Cash-on-hand as of September 26, 2010 was $26.3 million, a decrease of $16.4 million from June 27, 2010, as the Company used excess operating cash to call $15 million of the 2014 Notes. Since September 2009, total debt for the Company has been reduced by more than $21 million.
          At the Company’s annual meeting of its shareholders held earlier today, the Company’s shareholders approved a proposal to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio of 1-for-3 (the “Reverse Stock Split”). The Board of Directors has authorized the Company to file a certificate of amendment to its Restated Certificate of Incorporation implementing the Reverse Stock Split, which is anticipated to be effective November 3, 2010. The financial statements included in this press release have not been adjusted to reflect this pending Reverse Stock Split.
          “We are pleased to begin our 2011 fiscal year with a profitable quarter, driven by the strong results of our underlying business,” said Bill Jasper, President and CEO of Unifi. “Although uncertainty remains around consumer demand amid rising raw material prices, we are prepared to react quickly and are confident in our ability to recoup raw material cost increases we are experiencing. Going forward, we will continue to focus on what got us here — driving rigorous continuous operational improvement across all areas of the organization, maintaining market share in all of our markets, and investing in the growth of our premier value-added products, especially Repreve®.
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Unifi Announces First Quarter Results — page 3
          The Company will host a conference call and web cast at 10:00 a.m. (Eastern Time) tomorrow, October 28, 2010, to discuss the preliminary results for the current quarter. The conference call can be accessed by dialing (888) 713-4216 (Domestic) or (617) 213-4868 (International), and entering the passcode 71303558. Participants may pre-register for the conference call at https://cossprereg.btci.com/prereg/key.process?key=PEXM4UCPN. There will also be a live audio web cast of the call, which may be accessed on the Company’s website at www.unifi.com or http://investor.unifi.com. Following management’s comments, there will be an opportunity for questions from the financial community.
          A replay of the conference call will be made available approximately two hours after the conclusion of the call. The replay can be accessed by dialing (888) 286-8010 (Domestic) or (617) 801-6888 (International) and entering the passcode 55125707. This replay line will be available through November 4, 2010. In addition, a replay of the web cast will also be available on the Company’s website under the “Investor Relations” section and archived for up to twelve months following the call as will a transcript of the conference call.
          Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® — all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit www.repreve.com.
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Financial Statements to Follow

Unifi Announces First Quarter Results — page 4
UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	September 26, 2010	June 27, 2010
	(Unaudited)
Assets
Cash and cash equivalents	$26,274	$42,691
Receivables, net	95,404	91,243
Inventories	120,410	111,007
Deferred income taxes	1,647	1,623
Other current assets	9,465	6,119

Total current assets	253,200	252,683

Property, plant and equipment, net	152,337	151,499
Intangible assets, net	13,496	14,135
Investments in unconsolidated affiliates	80,494	73,543
Other noncurrent assets	9,795	12,605

	$509,322	$504,465

Liabilities and Shareholders’ Equity
Accounts payable	$45,093	$40,662
Accrued expenses	18,827	21,725
Income taxes payable	1,368	505
Current portion of notes payable	—	15,000
Current maturities of long-term debt and other liabilities	327	327

Total current liabilities	65,615	78,219

Notes payable, less current portion	163,722	163,722
Long-term debt and other liabilities	2,700	2,531
Deferred income taxes	255	97
Shareholders’ equity	277,030	259,896

	$509,322	$504,465

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Unifi Announces First Quarter Results — page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)

	For the Quarters Ended
	September 26, 2010	September 27, 2009
Summary of Operations:
Net sales	$174,020	$142,851
Cost of sales	152,857	123,445
Restructuring charges	363	—
Write down of long-lived assets	—	100
Selling, general & administrative expenses	11,127	11,164
(Benefit) provision for bad debts	(41)	576
Other operating expense (income), net	243	(87)

Non-operating (income) expense:
Interest income	(743)	(746)
Interest expense	5,269	5,492
Loss (gain) on extinguishment of debt	1,144	(54)
Equity in earnings of unconsolidated affiliates	(8,951)	(2,063)

Income from operations before income taxes	12,752	5,024
Provision for income taxes	2,517	2,535

Net income	$10,235	$2,489

Earnings per share:
Income per common share — basic	$0.17	$0.04

Income per common share — diluted	$0.17	$0.04

Weighted average shares outstanding — basic	60,172	62,057

Weighted average shares outstanding — diluted	61,136	62,057
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Unifi Announces First Quarter Results — page 6
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For the Quarters Ended
	September 26, 2010	September 27, 2009
Cash and cash equivalents at beginning of year	$42,691	$42,659
Operating activities:
Net income	10,235	2,489
Adjustments to reconcile net income to net cash provided by operating activities:
Earnings of unconsolidated affiliates, net of distributions	(6,419)	(452)
Depreciation	5,850	5,805
Amortization	893	1,168
Stock-based compensation expense	192	593
Deferred compensation expense	155	177
Net gain on asset sales	(65)	(94)
Loss (gain) on extinguishment of debt	1,144	(54)
Write down of long-lived assets	—	100
Deferred income tax	225	63
(Benefit) provision for bad debts	(41)	576
Other	7	40
Change in assets and liabilities, excluding effects of foreign currency adjustments	(8,165)	2,811

Net cash provided by operating activities	4,011	13,222

Investing activities:
Capital expenditures	(5,495)	(2,106)
Investment in unconsolidated affiliate	(225)	—
Change in restricted cash	—	1,763
Proceeds from sale of capital assets	180	107

Net cash used in investing activities	(5,540)	(236)

Financing activities:
Payments of notes payable	(15,863)	—
Payments of other long-term debt	(40,525)	(2,198)
Borrowings of other long-term debt	40,525	—
Debt refinancing fees	(821)	—

Net cash used in financing activities	(16,684)	(2,198)

Effect of exchange rate changes on cash and cash equivalents	1,796	2,253

Net (decrease) increase in cash and cash equivalents	(16,417)	13,041

Cash and cash equivalents at end of period	$26,274	$55,700

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Unifi Announces First Quarter Results — page 7
Adjusted EBITDA Reconciliation
to Net Income
(Amounts in thousands)
(Unaudited)

	For the Quarters Ended
	September 26,	September 27,
	2010	2009
Net income	$10,235	$2,489
Provision for income taxes	2,517	2,535
Interest expense, net	4,526	4,746
Depreciation and amortization expense	6,489	6,696
Equity in earnings of unconsolidated affiliates	(8,951)	(2,063)
Non-cash compensation expense, net of distributions	347	770
Gain on sales or disposals of PP&E	(65)	(94)
Currency and derivative losses	364	13
Write down of long-lived assets	—	100
Loss (gain) on extinguishment of debt	1,144	(54)
Restructuring charges	363	—
Foreign subsidiary startup costs	1,463	—

Adjusted EBITDA	$18,432	$15,138

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Unifi Announces First Quarter Results — page 8
NON-GAAP FINANCIAL MEASURES
Non-GAAP Financial Measures
     Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”) because management believes such measures are useful to investors.
     Adjusted EBITDA
     Adjusted EBITDA represents net income or loss before income tax expense, net interest expense, and depreciation and amortization expense, adjusted to exclude equity in earnings and losses of unconsolidated affiliates, write down of long-lived assets, non-cash compensation expense net of distributions, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, gains or losses on extinguishment of debt, restructuring charges and foreign subsidiary startup costs. We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of “high-yield” issuers to meet debt service obligations.
     Adjusted EBITDA is an alternative view of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing this performance measure. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.
     We believe that the use of Adjusted EBITDA as an operating performance measure provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
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Unifi Announces First Quarter Results — page 9
NON-GAAP FINANCIAL MEASURES
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          Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
     • it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
     • it does not reflect changes in, or cash requirements for, our working capital needs;
     • it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
     • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;
     • it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
     • it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;
     • it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
     • other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
          Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
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Unifi Announces First Quarter Results — page 10
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
     Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
     Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
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